UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): January 16, 2009 (December 31, 2008)

STI Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-142911	35-2065470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120,

(Address of principal executive offices)

(949) 260-0150

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

SEI Transaction

On December 31, 2008, we entered into a definitive agreement to acquire, and completed the acquisition of, the software development and managed network support services business of System Evolution, Inc. (“SEI”).  The transaction was structured as an asset acquisition including 100% of the capital stock of Systems Evolution Incorporated (a subsidiary of SEI) in exchange for the assumption by us of approximately (a) $2,381,000 of obligations under certain of SEI’s secured convertible notes and (b) other obligations and liabilities in the amount of approximately $504,000.

The secured convertible notes assumed by us in the SEI transaction are secured by all of our assets and bear interest at annual interest rates ranging from 2-8% payable quarterly.   The notes are convertible into shares of our Common Stock at a conversion price determined at the time of conversion as the lower of (i) the variable conversion price and (ii) fixed conversion prices ranging from $0.0014 to $0.13 per share.  The variable conversion price is defined as the average of the three lowest trading prices of our Common Stock during the 20 trading day period ending one trading day before the date that a holder sends notice of conversion to us, multiplied by 35% or 50% depending on the note.  The conversion price is subject to adjustment for stock splits and combinations; certain dividends and distributions; reclassification, exchange or substitution; reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock; and issuances of common stock equivalents.  We may call the notes at a premium upon certain conditions.

Upon the occurrence of an event of default under the secured convertible notes, and in the event the holders give us a written notice of default, an amount equal to 130% of the amount of the outstanding notes and interest thereon shall become immediately due and payable or another amount as otherwise provided in the note.  Events of default under the notes include:  failure to pay any amount of principal or interest when due; failure to issue shares to the holders upon conversion of the notes in a timely manner; failure to meet any registration rights obligations in a timely manner; the breach of any of our covenants contained in the notes; the breach of any of our representations and; we appoint a  receiver or trustee or make an assignment for the benefit of creditors; any judgment is filed against us for more than $50,000; bankruptcy proceedings are brought against us and such proceedings are not stayed within sixty days of such proceedings being brought; or if our Common Stock is delisted from the OTCBB or equivalent replacement exchange.

A total of $1,472,368 of secured convertible notes assumed by us in the SEI transaction have reached their maturity date, are due and payable and our subject to other claims for default, penalties and damages by the holders. This exposes us to the risk that the note holders could seek to exercise prepayment or other remedies under the notes.   We do not currently have the cash on hand to repay amounts due under the secured convertible notes or our other outstanding obligations if the note holders or other creditors elect to exercise their repayment or other remedies.   If the note holders or other creditors elect to exercise their repayment or other remedies, and if our efforts to restructure or otherwise satisfy our obligations under the notes or other obligations are unsuccessful, we may be forced to restructure, file for bankruptcy, or cease operations.

December 2008 Private Placement

On December 31, 2008, 2005, we entered into a Securities Purchase Agreement with four accredited investors to sell up to $150,000 of our convertible debentures.  The Securities Purchase Agreement also provides for the issuance of warrants to purchase an aggregate of up to 20,000,000 shares of our Common Stock, with an exercise price of $0.03 per share.  To date, we have received $100,000 (gross proceeds) from the sale of the convertible debentures and had issued warrants to purchase 20,000,000 shares of Common Stock to the investors.

The convertible debentures are secured by all of our assets, are due December 31, 2011, and bear interest at a 12% annual interest rate payable quarterly.   The debentures are convertible into shares of our Common Stock at a conversion price determined at the time of conversion as the average of the three lowest trading prices of our Common Stock during the 20 trading day period ending one trading day before the date that a holder sends notice of conversion to us, multiplied by 35%.  The conversion price is subject to adjustment for stock splits and combinations, certain dividends and distributions; reclassification, exchange or substitution; reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock; and issuances of common stock equivalents.  We may call the debentures at a premium upon certain conditions.

Upon the occurrence of an event of default under the convertible debentures, and in the event the holders give us a written notice of default, an amount equal to 140% of the amount of the outstanding convertible debentures and interest thereon shall become immediately due and payable or another amount as otherwise provided in the convertible debentures.  Events of default under the convertible debentures include:  failure to pay any amount of principal or interest when due; failure to issue shares to the holders upon conversion of the convertible debentures in a timely manner; failure to meet our registration rights obligations in a timely manner; the breach any of our covenants contained in the convertible debentures; the breach of any of our representations and warranties made in the Securities Purchase Agreement or related documents; we appoint a  receiver or trustee or make an assignment for the benefit of creditors; any judgment is filed against us for more than $50,000; bankruptcy proceedings are brought against us and such proceedings are not stayed within thirty days of such proceedings being brought; or if our Common Stock is delisted from the OTCBB or equivalent replacement exchange.

The warrants expire seven years from their date of issuance.  The exercise price of the warrants is subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.  The warrants also contain a cashless exercise, whereby if a registration statement covering the warrants is not effective, the holder may convert the warrants into shares of our restricted Common Stock.  In the event of a cashless exercise under the warrants, in lieu of paying the exercise price in cash, the holders can surrender the warrant for the number of shares of Common Stock determined by multiplying the number of warrant shares to which it would otherwise be entitled by a fraction, the numerator of which is the difference between the market price of our Common stock (defined as the average of the last reported sale prices for the our Common Stock on the OTCBB for the five trading days preceding such date of exercise) and the exercise price,  and the denominator of which is the then current market price per share of Common Stock.  For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.03 per share through a cashless exercise when the market price of our Common Stock is $0.50 per share, then upon such cashless exercise the holder will receive 94,000 shares of the our Common Stock.

In connection with the Securities Purchase Agreement, we granted the investors certain demand and piggyback registration rights with respect to the shares of our Common Stock underlying the convertible debentures and warrants.   We will be subject to the payment of certain damages in the event that we do not satisfy our registration obligations in a timely manner.

Monarch Bay Associates, LLC, a FINRA member firm, acted as the sole placement agent in the private placement. In connection with the private placement, we will pay to Monarch Bay Associates consideration consisting of (a) a cash sales commission of $11,000 (representing 11% of the gross proceeds raised in the private placement), and (b) warrants to purchase 40,371,429 shares of common stock (representing 9% of the aggregate number of shares of common stock issuable upon conversion of the notes sold in the private placement), with each warrant having an exercise price of $0.03 per share and being exercisable for seven years.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On December 31, 2008, we closed on the SEI transaction described in Item 1.01 above.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 31, 2008, we became directly obligated on the financial obligations represented by the convertible notes and other obligations assumed pursuant to the SEI transaction described in Item 1.01 above.

A portion of the secured convertible notes assumed by us in the SEI transaction have reached their maturity date, are due and payable and our subject to other claims form default, penalties and damages by the holders. This exposes us to the risk that the note holders could seek to exercise prepayment or other remedies under the notes.   We do not currently have the cash on hand to repay amounts due under the secured convertible notes or our other outstanding obligations if the note holders or other creditors elect to exercise their repayment or other remedies.   If the note holders or other creditors elect to exercise their repayment or other remedies, and if our efforts to restructure or otherwise satisfy our obligations under the notes or other obligations are unsuccessful, we may be forced to restructure, file for bankruptcy, or cease operations.

On January 15, 2009, we became directly obligated on the financial obligations represented by  the convertible debentures issued pursuant to the Securities Purchase Agreement described in Item 1.01 above.

Item 3.02.  Unregistered Sales of Equity Securities

On January 15, 2009, we closed on $100,000 in gross proceeds in the initial closing under the Securities Purchase Agreement described in Item 1.01 above.   The private placement of debentures and warrants was offered and sold solely to accredited investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended since the issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

Item 9.01.  Financial Statements and Exhibits

The financial statements required in respect of the SEI transaction described in Item 1.01 above, if any, will be filed by amendment not later than 71 days following the date that this initial report must be filed.

Exhibit No.	Description

10.1	Purchase Agreement with Systems Evolution, Inc. dated December 31, 2008
10.2	Form of Convertible Note of SEI
10.3	Securities Purchase Agreement dated December 31, 2008
10.4	Form of Convertible Debenture
10.5	Form of Stock Purchase Warrant
10.6	Registration Rights Agreement
10.7	Intellectual Property Security Agreement
10.8	Security Agreement
10.9	Form of Subsidiary Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2009	STI Group, Inc.
a Delaware corporation

By: /s/ David Walters
Name: David Walters
Title: Chairman and Chief Executive Officer